UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2006
WESTERN REFINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-32721	20-3472415
(State or other jurisdiction	(Commission	(IRS Employer Identification
of incorporation)	File Number)	Number)
6500 Trowbridge Drive
El Paso, Texas 79905
(Address of principal executive offices)
(915) 775-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
See the discussion below in Item 5.02 regarding an Indemnification Agreement entered into with Carin M. Barth, a director of Western Refining, Inc. (the “Company”), effective March 8, 2006.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On March 8, 2006, the Company issued a press release announcing that its Board of Directors (the “Board”) appointed Carin M. Barth as a director of the Company, effective March 8, 2006.
Ms. Barth currently serves as President of LB Capital, Inc., a firm engaged in the acquisition and ownership of operating businesses in industries ranging from basic manufacturing to retail operations. Ms. Barth recently served as Chief Financial Officer of the U.S. Department of Housing and Urban Development and currently serves as an expert consultant to HUD. She currently serves on the Advisory Board of Directors for Amegy Bancorporation where she had served on its Board of Directors before its acquisition by Zions Bancorporation. Ms. Barth also serves on the Boards of other educational and charitable organizations.
Ms. Barth has been appointed to serve as a Class III director, whose term will expire at the annual meeting of stockholders in 2008. In addition, Ms. Barth has been appointed to serve as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. After Ms. Barth’s appointment, the Board of Directors will have seven directors, three of whom have been determined by the Board to be independent directors (as determined in accordance with the New York Stock Exchange’s independence requirements).
Pursuant to the Company’s director compensation policy, Ms. Barth was granted $40,000 of restricted shares of the Company’s common stock on the date of her appointment to the Board. Based on the closing price of the Company’s common stock on March 8, 2006 of $17.14, as reported on the New York Stock Exchange, Ms. Barth was granted 2,334 shares of restricted stock, which vest ratably over three years on each anniversary of the date of grant.
In connection with the appointment of Ms. Barth as a director, the Company has entered into an Indemnification Agreement with her. Pursuant to the Indemnification Agreement, the Company has agreed to indemnify Ms. Barth against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that Ms. Barth, in her capacity as a director of the Company, is made or threatened to be made a party to any suit or proceeding. Ms. Barth will be indemnified to the fullest extent now or hereafter permitted by the Delaware General Corporation Law. The Indemnification Agreement also provides for the advancement of expenses to directors in connection with any suit or proceeding.
The above description of the Indemnification Agreement does not purport to be a complete statement of the rights and obligations thereunder. The above statements are qualified in their entirety by reference to the Indemnification Agreement, a form of which was filed on January 25, 2006 as Exhibit 10.7 to the Company ‘s Current Report on Form 8-K and is incorporated herein by reference.
The press release announcing the appointment of Ms. Barth to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01 Other Events
On March 8, 2006, the Company issued a press release announcing its first quarterly cash dividend of $0.04 per share on the Company’s common stock to be paid on April 20, 2006 to holders of record on March 31, 2006. A copy of the press release is attached hereto as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Other Exhibits
           (c)      Exhibits

Exhibit No.	Description

10.1	Indemnification Agreement, dated March 8, 2006, between the Company and Carin M. Barth (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the SEC on January 25, 2006 (SEC Filed No. 001-32721)).

99.1*	Press Release, issued March 8, 2006.

99.2*	Press Release, issued March 8, 2006.

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WESTERN REFINING, INC.
By:/s/ Scott D. Weaver
Name: Scott D. Weaver
Title: Chief Administrative Officer
Dated: March 9, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indemnification Agreement, dated March 8, 2006, between the Company and Carin M. Barth (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the SEC on January 25, 2006 (SEC Filed No. 001-32721)).

99.1*	Press release, issued March 8, 2006.

99.2*	Press release, issued March 8, 2006.

*	Filed herewith